Exhibit 99.2

CPI OPERATIONS LLC

Unaudited consolidated financial statements of CPI Operations as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017.

CPI OPERATIONS LLC

Consolidated Balance Sheets

(Thousands of dollars)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$—	—
Accounts receivable	461	1,419
Other current assets	2,810	2,363

Total current assets	3,271	3,782

Property, plant and equipment	111,642	102,862
Accumulated depreciation	(26,978)	(21,362)

Property, plant and equipment, net	84,664	81,500
Other long-term assets, net	177	283

Total assets	$88,112	85,565

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$1,269	1,270
Accrued liabilities	656	1,543
Taxes other than income tax	79	94

Total current liabilities	2,004	2,907
Other long-term liabilities	750	795

Total liabilities	2,754	3,702
Member’s equity	85,358	81,863

Total liabilities and member’s equity	$88,112	85,565

See accompanying notes to consolidated financial statements.

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CPI OPERATIONS LLC

Consolidated Statements of Operations

(Thousands of dollars)

	Nine months ended September 30
	2018	2017
	(Unaudited)
Sales	$17,423	8,879
Costs and expenses:
Operating expenses	14,833	24,564
General and administrative expenses	5,663	14,214
Depreciation and amortization expense	5,615	10,148

Total costs and expenses	26,111	48,926

Operating loss	(8,688)	(40,047)
Interest expense	(36)	(40)

Loss from continuing operations	(8,724)	(40,087)
Income from discontinued operations	—	140,545

Net income (loss)	$(8,724)	100,458

See accompanying notes to consolidated financial statements.

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CPI OPERATIONS LLC

Consolidated Statements of Member’s Equity

(Thousands of dollars)

	Nine months ended September 30
	2018	2017
	(Unaudited)
Balance as of beginning of period	$81,863	152,254
Net income (loss)	(8,724)	100,458
Net Transfer from (to) Crown Point	12,219	(173,824)

Balance as of end of period	$85,358	78,888

See accompanying notes to consolidated financial statements.

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CPI OPERATIONS LLC

Consolidated Statements of Cash Flows

(Thousands of dollars)

	Nine months ended September 30
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(8,724)	100,458
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	5,615	10,148
Debt issuance cost, and long-term debt discount amortization	106	297
Gain on sale or disposition of assets	—	(143,209)
Changes in assets and liabilities:
Decrease in accounts receivable	958	11,102
Decrease in other current assets	(447)	23,274
Decrease in accounts payable	(1)	(8,969)
Decrease in payable to related parties	—	(11)
Decrease in accrued liabilities	(887)	(2,821)
Decrease in taxes other than income	(15)	(316)
Decrease in other long-term assets	—	147
Decrease in other long-term liabilities	(45)	(40)

Net cash used in operating activities	(3,440)	(9,940)

Cash flows from investing activities:
Capital expenditures	(8,779)	(4,541)
Proceeds from sale of marketing operations	—	187,269
Proceeds from sale of assets	—	1,036

Net cash provided by (used in) investing activities	(8,779)	183,764

Cash flows from financing activities:
Net Transfer from (to) Crown Point	12,219	(173,824)

Net cash provided by (used in) financing activities	12,219	(173,824)

Net decrease in cash	—	—
Cash as of the beginning of the period	—	—

Cash as of the end of the period	$—	—

See accompanying notes to consolidated financial statements.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

(1)	Organization and Operations

Organization

CPI Operations LLC (CPI or the Company) formerly Axeon Refinery LLC, is a wholly owned subsidiary of Crown Point International LLC (Crown Point or the Parent), formerly Axeon Specialty Products LLC, a Delaware Limited Liability company and a wholly owned subsidiary of an affiliate of Lindsay Goldberg LLC. CPI results included a wholly owned subsidiary, Axeon Marketing LLC, until its sale in February 2017 (the Sale), as more fully described in note 3.

These financial statements were derived from the consolidated financial statements and accounting records of Crown Point. These financial statements reflect the historical financial position, results of operations, and cash flows of CPI that are owned by Crown Point.

Crown Point uses a centralized approach to the cash management and financing of its operations. CPI transfers cash to Crown Point daily and Crown Point funds CPI’s operating and investing activities as needed. Accordingly, cash held by Crown Point at the corporate level was not allocated to CPI for any of the periods presented. The Company reflected transfers of cash to and from the Parent’s cash management system as a component of net investment on the balance sheet, and these net transfers of cash are reflected as a financing activity in the statement of cash flows.

Operations

CPI currently operates as a terminal business with an idle refinery. The terminal business consists of leasing tank space to various customers for the storage of asphalt, fuel oil, gasoline components and other petroleum based products. The terminal is located in Paulsboro, New Jersey on the Delaware River and has a storage capacity of 40.1 million barrels. Its location on the Delaware River allows customers direct access via barges and ships. The terminal consists of three petroleum refining units (currently out of service), a liquid storage terminal for petroleum based products, three marine docks and a polymer modified asphalt production facility. Depending on the type of product, the terminal can receive customer products via ship, barge, railcar and tanker truck.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation

The accompanying consolidated financial statements represent the consolidated operations of the Company and its subsidiary. Intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews their estimates based on currently available information. Management may revise estimates due to changes in facts and circumstances.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

(c)	Accounts Receivable

Accounts receivable represent valid claims against nonaffiliated customers for the lease of tank capacity, utilities, polymer modified asphalt blending and other ancillary charges. Outstanding customer receivable balances are regularly reviewed for possible nonpayment indicators and allowances for doubtful accounts are recorded based upon management’s estimate of collectability at the time of their review. Accounts receivable are presented net of an allowance for doubtful accounts.

(d)	Property, Plant and Equipment

The Company records additions to property, plant and equipment, at cost. Repair and maintenance costs associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred.

Depreciation of property, plant and equipment is recorded on a straight-line basis over the estimated useful lives of the related assets. The applicable costs and accumulated depreciation of assets that are sold, retired, or otherwise disposed of are removed from the accounts and the resulting gain or loss is recognized as a gain or loss on sale or disposition of assets in the consolidated statement of operations.

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Company performs the evaluation of recoverability using undiscounted estimated net cash flows generated by the related asset. If the Company deems an asset to be impaired, the Company determines the amount of impairment as the amount by which the net carrying value exceeds its fair value. The Company believes that the carrying amounts of the property, plant and equipment as of September 30, 2018 and December 31, 2017 are recoverable.

(e)	Taxes Other than Income Taxes

Taxes other than income taxes include liabilities for ad valorem taxes, sales and use taxes, excise fees and taxes.

(f)	Income Taxes

The Company is classified as a partnership for income tax purposes and are not subject to federal or state income taxes. Accordingly, taxable income or loss, which may vary substantially from income or loss reported for financial reporting purposes, is included in the federal and state income tax returns of the individual Members.

(g)	Environmental Remediation Costs

Environmental remediation costs are expensed and an associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. These environmental obligations are based on estimates of probable undiscounted future costs over a 20-year time period using currently available technology and applying current regulations, as well as our own internal environmental policies. The environmental liabilities have not been reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. As of September 30, 2018 and December 31, 2017, $0.1 million was classified as current and included in “Accrued liabilities,” and $0.8 million was included in “Other long-term liabilities” on the consolidated balance sheet related to estimated future environmental remediation costs.

(h)	Revenue Recognition

During 2017, revenue included of the sale of asphalt, crude oil and other petroleum products, noted as discontinued operations in note 3. Following the Sale of Axeon Marketing LLC on February 22, 2017, CPI’s revenue included selling the remaining crude oil and other petroleum products as well as the continued operations of the business, which consisted of leasing tank capacity, utilities, polymer modified asphalt blending and other ancillary charges. Revenue is recognized monthly as it is earned.

The components of the revenues for September 30, 2018 and 2017 were as follows (in thousands):

	September 30,	September 30,
	2018	2017
Storage and other revenues	$17,423	8,878

Operating revenues from continuing operations	17,423	8,878

Product sales	—	115,426

Operating revenues from discontinued operations	—	115,426

Total revenues	$17,423	124,304

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

As of September 30, 2018, future minimum rentals to be received related to noncancelable commercial agreements were as follows (in thousands):

Remainder of 2018	$5,503
2019	22,000
2020	17,737
2021	8,998
2022	1,314
Thereafter	—

$55,552

As of September 30, 2017, future minimum rentals to be received related to noncancelable commercial agreements were as follows (in thousands):

Remainder of 2017	$4,510
2018	22,000
2019	22,000
2020	17,737
2021	8,998
Thereafter	1,314

$76,559

(i)	Operating Leases

The Company recognizes rent expense on a straight-line basis over the lease term.

(j)	General and Administrative Expenses

All general and administrative expenses for Crown Point were allocated to CPI, as CPI is the only company owned by Crown Point and all general and administrative services performed by Crown Point are to support CPI.

(3)	Dispositions

Sale of Axeon Marketing LLC

On February 22, 2017, the Company closed on the sale of all of the issued and outstanding membership interest of Axeon Marketing LLC to a third party. Axeon Marketing LLC is a subsidiary of CPI, and comprises the retail asphalt marketing operations of the Company. Total consideration for the Sale was $192.0 million, for which a cash payment of $17.0 million was received by Crown Point and the remaining $175.0 million was used to satisfy the obligations as it related to the Parents’ debt. The Sale also included all of Axeon Marketing’s asphalt inventory, which was located in 13 leased terminals and within the Paulsboro terminal and totaled $44.1 million. After adjustments for the net book value of the assets transferred and transaction costs incurred, the Company recorded a pre-tax gain of $143.2 million.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

Discontinued Operations

Under the terms of the agreement, the Company will have no significant continuing involvement in the operations of the retail asphalt marketing business, which is a strategic shift that will significantly impact the ongoing operations of the Company. As a result of the Sale, the Company decided to idle the refinery in Paulsboro, New Jersey upon its completion of processing crude oil inventories on hand at the time of the Sale. The refining operations ceased in June of 2017. Therefore, asphalt refining and marketing operations qualified as a discontinued operation of the Company and accordingly, the Company has excluded the results of those operations from continuing operations within its consolidated statement of operations.

The following table shows the results of operations of the retail marketing operations which are included in the Income from discontinued operations:

September 30,
2017
Product sales	$115,426
Cost of product sales	107,315

Gross margin	8,111
Operating expenses	7,483
General and administrative expenses	3,287
Depreciation and amortization expense	5
Gain on sale or disposition of assets	(143,209)

Income from discontinued operations	$140,545

Per the agreement, there were no tangible assets to be sold other than the working capital of Axeon Marketing LLC which consists solely of asphalt inventories of $44.1 million.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

(4)	Property, Plant and Equipment

Property, plant and equipment consisted of the following (in thousands):

	Estimated useful lives	September 30, 2018
	(Years)
Land		$10,230
Leasehold improvements	10–35	5,292
Buildings	15–40	2,480
Storage and terminal equipment	15–35	75,331
Construction in progress		18,308

Total		111,641
Less accumulated depreciation and amortization		(26,978)

Property, plant and equipment, net		$84,664

Depreciation expense for property, plant and equipment totaled $5.3 million for the period ended September 30, 2018 and $4.6 million for the period ended September 30, 2017.

(5)	Commitments and Contingencies

Contingencies

The Company’s operations are subject to extensive federal, state, and local environmental laws and regulations, including those relating to the discharge of materials into the environment, waste management and pollution preventive measures. Although the Company believes its operations generally comply with applicable environmental regulations, risks of additional costs and liabilities are inherent within the industry, and there can be no assurances that significant costs and liabilities will not be incurred in the future. As environmental and safety laws and regulations are becoming more complex and stringent and new environmental and safety laws and regulations are continuously being enacted or proposed, the level of future expenditures required for environmental, health and safety matters will likely increase.

From time to time the Company may become involved in various legal matters arising in the ordinary course of business. The Company records accruals for loss contingencies when losses are considered probable and can be reasonably estimated.

(6)	Fair Value Measurements

The Company recognized accounts receivable, accounts payable, accrued liabilities, and payable to related party in the consolidated balance sheet at their carrying amount. The fair values of these financial instruments approximate their carrying amounts due to the relatively short period to maturity of these instruments.

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CPI OPERATIONS LLC

Notes to Consolidated Financial Statements

(7)	Employee Benefit Plans

401(k) Plan

The Company has a qualified defined contribution plan that became effective January 1, 2013. Participation in the 401(k) Plan is voluntary and is open to substantially all CPI employees upon their date of hire, except for part-time employees (as defined in the 401(k) Plan), who become eligible upon completing one year of service (as defined in the 401(k) Plan). The 401(k) Plan participants can contribute from 1% up to 30% of their total annual compensation as defined in the plan document to the 401(k) Plan in the form of pre-tax, after-tax and/or Roth 401(k) contributions, limited to a maximum annual amount as set periodically by the Internal Revenue Service. CPI makes matching contributions in an amount equal to 100% of each participant’s employee contributions up to a maximum of 6% of the participant’s total annual compensation. Effective January 1, 2015, matching contributions immediately vest at 100%. The Company’s matching contributions to the 401(k) Plan totaled $0.2 million and $0.6 million for the period ended September 30, 2018 and 2017. In 2015, the Company implemented a discretionary profit sharing program with payouts in the form of 401(k) Plan contributions dependent on achievement of annual earnings and safety targets and ranging from 0% to 8% of a participant’s total annual compensation. There were no contributions under the profit sharing program in 2017.

(8)	Concentrations of Credit Risk and Labor Force

The Company generated its revenue exclusively from two customers at September 30, 2017 and September 30, 2018.

(9)	Subsequent Events

The Company has evaluated subsequent events through December 17, 2018, the date these unaudited interim financial statements were available for issuance.

On October 1, 2018, the Company was acquired by PBF Logistics LP for total consideration of $107 million.

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